Exhibit G(4)

Execution Copy

FOURTH AMENDMENT

TO AMENDED, RESTATED AND CONSOLIDATEAD

CUSTODIAN AGREEMENT

This amendment, effective April 1, 2014, is made to the AMENDED, RESTATED AND CONSOLIDATED CUSTODIAN AGREEMENT, dated as of January 1, 2008 as it may be amended, supplemented, restated or otherwise modified from time to time, by and among each open-end management investment company identified on the signature page hereto (each, a “Fund”), and STATE STREET BANK AND TRUST COMPANY (“State Street” or the “Bank”) (the “Consolidated Agreement”).

WHEREAS, the Funds and Bank wish to amend the Consolidated Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein the parties hereto agree as follows:

1)	Section 16.1(a) of the Consolidated Agreement is hereby amended by replacing the first sentence of such Section 16.1(a) with the following:

“The term of this Consolidated Agreement shall continue through January 1, 2017 (the “Initial Term”), unless earlier terminated as provided herein.”

2)	Miscellaneous.

(a) Except as amended hereby, the Consolidated Agreement shall remain in full force and effect.

(b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Execution Copy

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President

MASSMUTUAL PREMIER FUNDS

By:	/s/ Nicholas Palmerino
Name:	Nicholas Palmerino
Title:	CFO and Treasurer

MASSMUTUAL SELECT FUNDS

By:	/s/ Nicholas Palmerino
Name:	Nicholas Palmerino
Title:	CFO and Treasurer

MML SERIES INVESTMENT FUND

By:	/s/ Nicholas Palmerino
Name:	Nicholas Palmerino
Title:	CFO and Treasurer

MML SERIES INVESTMENT FUND II

By:	/s/ Nicholas Palmerino
Name:	Nicholas Palmerino
Title:	CFO and Treasurer

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